Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SOMALOGIC, INC.	) )	c.a. no. 2023-____-___

verified petition for relief pursuant to 8 del. c. § 205

Petitioner SomaLogic, Inc. (“SomaLogic” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205, seeking to have this Court validate a potentially defective corporate act as follows:

nature of the action

1. The Company petitions this Court seeking similar relief that several other public entities have recently sought from this Court. Namely, the Company seeks to validate its Second Amended and Restated Certificate of Incorporation of the Company (the “New Certificate of Incorporation”) adopted in connection with its business combination with CM Life Sciences II Inc. in August 2021, which, among other things, increased the aggregate number of authorized shares of Common Stock of the Company. While a majority of the then-outstanding shares of Class A Common Stock and Class B Common Stock voted in favor of the adoption of the New Certificate of Incorporation, separate votes of holders of Class A Common Stock and holders of Class B Common Stock were not expressly sought in connection with the adoption of the New Certificate of Incorporation, and this Court’s decision in Garfield v. Boxed, Inc., creates uncertainty as to the validity of the New Certificate of Incorporation, threatening the Company with irreparable harm as described more fully herein.

2. Under 8 Del. C. § 242 and the Company’s Amended and Restated Certificate of Incorporation dated February 22, 2021 (Exhibit A, “Old Certificate of Incorporation”), the holders of a majority of the outstanding shares of Common Stock of the Company were required to approve an amendment to the Old Certificate of Incorporation to increase the aggregate number of authorized shares of Common Stock.

3. Pursuant to its Proxy Statement dated August 12, 2021 (Exhibit B, “2021 Proxy Statement”), the Company solicited stockholder approval to amend and restate its Old Certificate of Incorporation, among other things, to convert all Class A Common Stock shares and Class B Common Stock shares into a single common stock (“Common Stock”) and to increase the number of authorized shares of Common Stock of the Company from 400 million to 600 million (the “Common Stock Increase Amendment”). The 2021 Proxy Statement stated that approval of the Common Stock Increase Amendment requires “the affirmative vote of holders of a majority of the outstanding shares of our outstanding shares of common stock.” On the record date, there were 27,600,000 shares of Company Class A Common Stock outstanding and 6,900,000 shares of Company Class B Common Stock outstanding. The Common Stock Increase Amendment was approved at a special meeting of stockholders held on August 31, 2021 (“Special Meeting”), where 28,949,000 shares of Common Stock were present. At the meeting, a total of 25,082,043 shares of Common Stock voted in favor of the Common Stock Increase Amendment. All the holders of Class B Common Stock were present and voted in favor of the Common Stock Increase Amendment, meaning at least 18,182,043 of the 27,600,000 shares of Class A Common Stock (that is, a majority of the shares of Class A Common Stock outstanding on the record date), voted in favor. See Exhibit C at 4.1

[1]	There were 25,082,043 total votes cast in favor of Proposal No. 5 at the Special Meeting and there were 6,900,000 outstanding Class B Common Stock shares outstanding. Therefore, 25,082,043 - 6,900,000 = 18,182,043 shares is the Class A Common Stock that voted for the Common Stock Increase Amendment.

4. Following the approval of the Common Stock Increase Amendment, the Second Amended and Restated Certificate of Incorporation of the Company became effective upon filing with the Secretary of State of the State of Delaware on September 1, 2021 (Exhibit D, “New Certificate of Incorporation”), which changed the Company’s name to “SomaLogic, Inc.” and implemented the amendments approved at the Special Meeting, including the Common Stock Increase Amendment. On the same day, the Company closed its merger with SomaLogic Operating Co., Inc. (“Old SomaLogic”). Since that time, the Company’s Common Stock has traded on the NASDAQ under the ticker symbol “SLGC.”

5. At the time of the filing of the New Certificate of Incorporation, the Company was advised by counsel and held the view that the amendments were legally and validly adopted under the terms of the Old Certificate of Incorporation and Section 242(b)(2) of the General Corporation Law of the State of Delaware (“DGCL”). Section 242(b)(2) provides in relevant part:

The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class . . . . The number of authorized shares of any such class or classes of stock may be increased or decreased . . . by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the . . . certificate of incorporation . . . .

8 Del. C. § 242(b)(2). Section 242(b)(2) thus provides that an amendment to change the number of authorized shares of a class of stock requires a separate vote of such class unless the certificate of incorporation contains a so-called “Section 242(b)(2) opt-out” provision. Despite not having a “Section 242(b)(2) opt-out” provision, the Company believed that the Common Stock Increase Amendment was effective because under the unambiguous language of the Old Certificate of Incorporation, the Class A Common Stock was not a separate class of Common Stock, but was a series of the class of Common Stock.

6. On December 27, 2022, this Court issued an opinion in Garfield v. Boxed, Inc., that calls into question whether the Class A Common Stock was a series of the class of Common Stock or a separate class of stock, and thus the vote required to adopt the Common Stock Increase Amendment. Like this case, the defendant company in Boxed, Inc. had sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Common Stock in connection with a de-SPAC transaction. 2022 WL 17959766, at *1 (Del. Ch. Dec. 27, 2022). Before the stockholder vote, the plaintiff wrote a letter to the company board asserting the proposed voting structure for the amendment violated the Class A common stockholders’ voting rights under Section 242(b). Id. The company amended its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock for approval of the amendment. Id. The plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders by facilitating this change. Id. In determining whether the plaintiff had conferred a corporate benefit worthy of fees and expenses, the Court considered whether the plaintiff’s demand was meritorious – i.e., whether a combined vote of both Class A and Class B common stock would have violated Section 242(b)(2). Id. at *4. The Court’s analysis hinged on whether the certificate of incorporation authorized Class A and Class B as two classes of common stock, or as series within a single class. Id. at *6. Noting that the certificate of incorporation only used the word “class” and not “series” to describe the authorized common shares, id. at *7, the Court interpreted the certificate of incorporation as designating the Class A and Class B as each being a class of common stock, not a series, id. at *9. The Court further observed that Section 102(a)(4) prescribes that a corporation’s certificate of incorporation set forth the number of shares of all classes and of each class and whether the shares are par or no-par, whereas no such preemptive recitation is required for series. Id. at *8. Because the certificate of incorporation listed the number of shares of Class A common stock, the number of shares of Class B common stock, and the number of shares of preferred stock, and set forth the par value of the shares in each, the Court read the certificate of incorporation as authorizing three classes of stock in compliance with Section 102(a)(4). Id. at *9. Further, the certificate of incorporation’s section on preferred stock vested the board with authority to provide for “one or more series of Preferred Stock” and to establish “the number of shares to be included in each such series” by resolution, complying with Section 102(a)(4)’s prescription for granting board authority to fix the number and terms of series of stock that are not provided in the certificate of incorporation by resolution. Id.; see also 8 Del. C. § 151(g). The certificate of incorporation did not include any such provision fixing or granting the board authority to fix a series of common stock. 2022 WL 17959766, at *9. The Court thus held, in the context of a fee application, that the plaintiff’s claim that Section 242(b)(2) required a separate Class A vote for the amendment was meritorious when filed. Id.

7. Like the certificate of incorporation in Boxed, Inc., (i) the Old Certificate of Incorporation refers to the authorized common shares as classes, (ii) Section 4.1 of the Old Certificate of Incorporation sets forth the number of shares and par value of Class A Common Stock, Class B Common Stock, and Preferred Stock, and (iii) Section 4.2 of the Old Certificate of Incorporation vests the Board with authority to provide for “one or more series of Preferred Stock” and establish “the number of shares to be included in each such series” by resolution, whereas no such prescription exists for the Class A Common Stock and the Class B Common Stock. While the Court’s discussion in Boxed, Inc. is not a final ruling on the merits and the Company believes that the conclusion in Boxed, Inc. that the Class A Common Stock was a separate class and not a series of the class of Common Stock is incorrect, the decision suggests that the Court would view the Company’s Class A Common Stock as a separate class of capital stock. Therefore, the Company further believes that this Court would require a separate vote of the Class A Common Stock and the Class B Common Stock to validly approve the Common Stock Increase Amendment, which, while obtained, was not specifically requested.

8. As a result of Boxed, Inc., the validity of the Common Stock Increase Amendment and the shares of Common Stock issued or to be issued, in reliance on the Common Stock Increase Amendment has become and will remain uncertain absent relief from this Court, and the Company is unable to identify which of its outstanding shares of Common Stock are subject to this uncertainty.

9. The Company therefore brings this action pursuant to 8 Del. C. § 205, seeking this Court’s assistance in validating the New Certificate of Incorporation, including the Common Stock Increase Amendment.

FACTUAL ALLEGATIONS

10. The Company is a Delaware corporation originally formed as a SPAC under the name CM Life Sciences II Inc. (“CMLS II”) on December 15, 2020. On March 28, 2021, the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), pursuant to which CMLS II’s wholly owned subsidiary, S-Craft Merger Sub, Inc., would merge with and into Old SomaLogic, with Old SomaLogic surviving the merger as a wholly owned subsidiary of CMLS II (the “De-SPAC Transaction”). As merger consideration, the Company agreed to issue to Old SomaLogic stockholders 125,000,000 newly issued shares of Common Stock shares and an additional 5,000,000 Common Stock shares if certain price thresholds were met.

11. Concurrent with the execution of the Merger Agreement, a number of investors agreed to purchase an aggregate of 37,500,000 newly issued shares of Common Stock in a private placement PIPE financing. Following the consummation of the De-SPAC Transaction on August 31, 2021, the Company, now named SomaLogic, Inc., is a protein biomarker discovery and clinical diagnostics company that develops slow off-rated modified aptamers.

A.	The Proxy Statement

12. On August 12, 2021, the Company filed the 2021 Proxy Statement identifying six proposals to be voted on at the Special Meeting, including Proposal No. 5, which proposed to increase the number of authorized shares of Common Stock under the Old Certificate of Incorporation from 400 million to 600 million. The Proxy Statement did not specifically require or solicit a separate vote of the holders of Class A Common Stock and the Class B Common Stock.

13. In the Proxy Statement, the Company noted that the purpose of the increase in the number of authorized shares was:

[T]o adequately address the needs of the post-combination company . . . [and] to provide for adequate authorized capital and flexibility for future issuances of common stock if determined by the Board to be in the best interest of the post-combination company, without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Ex. B at 186.

B.	The Special Meeting

14. There were 34,500,000 shares of Common Stock outstanding and entitled to vote at the Special Meeting. See Exhibit B at 1. Of the outstanding Common Stock, there were 27,600,000 shares of Class A Common Stock and 6,900,000 shares of Class B Common Stock. Id. As disclosed in the Company’s September 1, 2021 Form 8-K (Exhibit E), the Common Stock Increase Amendment received the affirmative vote of 25,082,043 shares, a majority of the 34.5 million shares entitled to vote. Ex. E at 2. As a result of this affirmative vote, the Company believed that the Common Stock Increase Amendment had received the requisite stockholder approval. Moreover, every share of Class B Common Stock outstanding on the record date was present and voted in favor of the Common Stock Increase Amendment, which necessarily means that approval from a majority of the shares of Class A Common Stock outstanding on the record date was achieved. See Ex. C at 4.

15. As disclosed in a Form 8-K dated September 1, 2021 (Exhibit F, the “Merger Closing Form 8-K”), the Company proceeded to file the New Certificate of Incorporation with the Delaware Secretary of State and to consummate the De-SPAC Transaction on September 1, 2021. At the effective time of the De-SPAC Transaction, each of the then issued and outstanding shares of Class B Common Stock of CMLS II automatically converted on a one-for-one basis into a share of Common Stock of the combined company – i.e., SomaLogic. As a result, immediately following the consummation of the De-SPAC Transaction, the Company’s outstanding capital stock consisted of 181,163,363 shares of outstanding Common Stock. As of November 2, 2022, 187,525,985 shares of Common Stock were issued and outstanding and 38,363,205 shares of Common Stock were reserved for issuance upon exercise of warrants, options, and other securities. The number of shares of Common Stock issued and outstanding or reserved for issuance immediately following the consummation of the De-SPAC Transaction was and at all times through the date hereof has remained less than the 380 million authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation. The Common Stock now trades on the NASDAQ under the ticker symbol “SLGC.”

C.	The Court’s Authority Under Section 205(a)

16. Under Section 205(a)(3) of the DGCL, this Court has the authority to “[d]etermine the validity and effectiveness of any defective corporate act not ratified … pursuant to § 204.” 8 Del. C. § 205(a)(3). Further, under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(4). A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation, but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with the DGCL, the company’s certificate of incorporation, or any disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.

17. Relevant here, if a separate vote of the shares of Class A Common Stock and the Class B Common Stock was required to approve the Common Stock Increase Amendment under Section 242(b)(2), the 2021 Proxy Statement did not state that such vote was required and the deficient disclosures regarding the required vote could be considered a failure of authorization. As a result, the filing of the New Certificate of Incorporation (which effected the Common Stock Increase Amendment) and all shares of the Company’s Common Stock issued in reliance on the effectiveness thereof, would potentially be considered defective corporate acts under Section 204 and 205.

18. As such, the Court has the power to validate the Common Stock Increase Amendment, the New Certificate of Incorporation and all the shares of Common Stock issued by the Company in reliance on the validity and effectiveness of the Common Stock Increase Amendment and the New Certificate of Incorporation under Section 205.

D.	Consideration of Statutory Validation Factors under Section 205(d)

19. Section 205(d) sets forth certain factors that the Court may consider when determining whether to ratify and validate a defective corporate act:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

20. Belief in the Amendment’s Validity. With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the Common Stock Increase Amendment had been properly approved through its actions taken in connection with the closing of the Merger Agreement. In the Merger Closing Form 8-K, the Company disclosed that the Common Stock Increase Amendment had been approved by the stockholders and the De-SPAC Transaction was closed on the same day in reliance on that approval. On September 1, 2021, the New Certificate of Incorporation was filed with the Delaware Secretary of State and the De-SPAC Transaction was consummated based on the belief that the Common Stock Increase Amendment was validly approved. Since then, the Company has repeatedly represented that it has 600 million shares of Common Stock authorized and over 180 million shares of Common Stock issued. See, e.g., the Company’s Form 10-Q, filed with the SEC on May 16, 2022; the Company’s Form 10-Q, filed with the SEC on August 15, 2022; the Company’s Form 10-Q, filed with the SEC on November 15, 2022. These actions clearly demonstrate that the Common Stock Increase Amendment was originally approved and effectuated with the belief that the approval and effectuation was in compliance with the provisions of the DGCL and the Old Certificate of Incorporation.

21. Treatment of the Amendment as Valid. With respect to the factor set forth in Section 205(d)(2), the Company has represented to its public stockholders in the Merger Closing Form 8-K that the Common Stock Increase Amendment was validly approved. In numerous public filings since the closing of the De-SPAC Transaction, the Company has disclosed to its stockholders that there are 600 million shares of Common Stock authorized and over 180 million shares of Common Stock outstanding. Until the Boxed, Inc. decision, no stockholder has challenged the Company’s corporate structure nor has there been any uncertainty about the Company’s corporate structure.

22. Harm Arising from Validation. With respect to the factor set forth in Section 205(d)(3), the Company does not believe that any person would be harmed by the ratification and validation of the Company’s capital structure if this Petition is granted. In fact, such a validation would only transform the market’s pre-Boxed, Inc. understanding into reality. The purpose of the ratification is to provide certainty to the capital structure of the Company by ensuring that each person who currently believes they own shares of Common Stock in fact does own those shares.

23. Harm Arising from Failure to Validate. Indeed, with respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the Company’s capital structure is not ratified and validated by this Court.

24. The uncertainty regarding the Company’s capital structure and the validity of its Common Stock created by the Boxed, Inc. decision is causing (and will continue to cause) the Company harm. The Company proposed the Common Stock Increase Amendment in anticipation of issuing additional shares of Common Stock. As this Court stated in the Boxed decision, if the shares of Common Stock issued in the Merger Agreement are not valid, this raises questions as to the corporate governance of the Company and whether the De-SPAC Transaction is valid.

25. The uncertainty as to the validity of the Company’s outstanding shares will potentially cause market disruption, jeopardize the commercial relationships of the Company, result in claims from holders of such shares, and lead to consequent loss of value for the Company’s stockholders and loss of eligibility to remain listed on the NASDAQ. Moreover, the Company cannot determine with certainty which stockholders hold putative stock and which stockholders hold valid stock, creating uncertainty as to past and future voting results.

26. The uncertainty regarding the validity of the Company’s stock would likely prevent the Company from raising additional capital through other sales of securities, issuing securities in connection with future acquisition transactions and create concerns as to the Company’s ability to continue as a going concern. For example, on July 25, 2022, the Company entered into an Agreement and Plan of Merger by and among SomaLogic, Panther Merger Subsidiary I, LLC, (“Merger Sub I”), Panther Merger Subsidiary II, LLC, (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Palamedrix, Inc. (“Palamedrix”), and Shareholder Representative Services LLC (the “Palamedrix Agreement”). Pursuant to the Palamedrix Agreement, Merger Sub I merged with and into Palamedrix, with Palamedrix continuing as the surviving company. Immediately following this, Palamedrix merged with and into Merger Sub II, with Merger Sub II continuing as the surviving company and a wholly owned subsidiary of SomaLogic (the “Palamedrix Acquisition”). The Palamedrix Acquistion closed on August 31, 2022, with the Company paying Palamedrix’s stockholders consideration in an aggregate amount of approximately $14.0 million payable in cash and $21.0 million in shares of the Company’s Common Stock. The registration statements filed in connection with the Palamedrix Acquisition contain representations about the Company’s capital structure. Failure to resolve questions regarding the Company’s existing capital structure may result in suspending sales under the registration statements or withdrawal of such registration statements and impact the Company’s ability to issue Common Stock which may be issuable to Palamedrix stockholders, if earned, under the Palamedrix Agreement.

27. The Company also relies on using its authorized but unissued shares to compensate its employees, directors and officers with stock-based compensation, including awards under the Company’s 2021 Omnibus Incentive Plan and the Company’s Employee Stock Purchase Plan, both of which were approved at the Special Meeting. Due to the uncertainty surrounding the Company’s capital structure, the Company may be delayed in completing the audit of its financial statements and the filing of its Form 10-K. Additionally, the Company has an upcoming annual meeting and needs to know how many shares it has outstanding, and which shares can vote, otherwise its stockholders may be disenfranchised by this uncertainty. The Company has not received a stockholder demand letter and has not been sued by a stockholder regarding its capital structure, but nonetheless is moving proactively to remove uncertainty.

28. Furthermore, the Company is unable to ratify the Common Stock Increase Amendment on a timely basis pursuant to 8 Del. C. § 204 because any such ratification would require a vote of the holders of the Company’s valid stock under Section 204(d) and Article VII of the Certificate of Incorporation prohibits such ratification by written consent in lieu of a meeting of stockholders. It is also unclear which stockholders would be able to vote on such a ratification. It has been over a year since the vote on the Common Stock Increase Amendment and the Company’s Common Stock has been actively traded on the NASDAQ since that date. Thus, the Company has no practicable ability to effectively trace the shares that were issued prior to the Common Stock Increase Amendment.

29. The Company respectfully seeks this Court’s assistance to validate the New Certificate of Incorporation to prevent immediate and significant harm to the Company, its prospects, and its stockholders.

30. Other Factors. With respect to the factor set forth in Section 205(d)(5), at least two “other factors” support granting the relief requested in this Petition.

31. First, while 8 Del. C. § 204 is a possible remedy, Section 204 may not be available due to the Company being unable to mail a proxy statement without its Form 10-K being filed. In addition, calling a meeting of stockholders to approve the ratification is a process that would take at least three months. Given the Company’s inability to trace which of its shares are valid, it would be impossible to determine precisely which shares are entitled to vote in a ratification under Section 204, leaving the Section 204 ratification open to challenge for at least 120 days following the time a meeting could be held. In addition, under the self-help method of Section 204, whether approved solely by the Board or by the stockholders as well, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation in circumstances where the defective act ratified relates to a certificate previously filed with the Delaware Secretary of State). The Company understands that processing times for certificates of validation can take as long as 3-4 months, and that while a certificate of validation is being processed by the Delaware Secretary of State, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes or make any other filings with the Delaware Secretary of State. So, even if the Company could mail a proxy statement, the time to complete a ratification process under Section 204 could be as long as 6-8 months. The additional months of uncertainty regarding the Company’s capital structure would be devastating to the Company in light of the Palamedrix Acquisition and in preventing the timely filing of the upcoming Form 10-K, and can be avoided if the Court grants the current relief requested by the Petitioner.

32. Second, the Court should provide direction as to whether stockholders can rely on a SPAC’s capital structure. This is a problem that affects more than just the Company and its stockholders. Numerous publicly-traded Delaware corporations who accessed public markets via de-SPAC transactions in the past several years face the same post-Boxed, Inc. cloud of uncertainty over their capital structures and related dilemma as to how to proceed in light of the issues discussed above. See, e.g., In re Lordstown, C.A. No. 2023-0083-LWW (Del. Ch.); In re Lucid Group Inc, C.A. No. 2023-0116-LWW (Del. Ch.); In re ChargePoint Hldgs. Inc., C.A. No. 2023-0113-LWW; In re Fisker Inc., C.A. No. 2023-0119-LWW (Del. Ch.); In re Blade Air Mobility, Inc., C.A. No. 2023-0153-LWW (Del. Ch.); In re Canoo Inc., C.A. No. 2023-0152-LWW (Del. Ch.). Granting these petitions offers other SPACs a solution to a widespread problem. Crafting a sensible, equitable, and prompt solution would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.

33. The Company respectfully seeks this Court’s assistance to validate the New Certificate of Incorporation and all the currently outstanding shares of the Company’s Common Stock to prevent ongoing and significant harm to the Company, its business prospects, and its stockholders.

COUNT ONE
(Validation of Corporate Act Under 8 Del. C. § 205)

34. The Company repeats and reiterates the allegations above as if fully set forth herein.

35. The Company is authorized to bring this petition under 8 Del. C. § 205(a).

36. Under 8 Del. C. § 205(a), this Court may determine the validity and effectiveness of any defective corporate act and any putative stock. A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], (B) the certificate of incorporation or bylaws of the corporation … if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

37. The Company filed the New Certificate of Incorporation and effectuated the Common Stock Increase Amendment with the good faith belief that they were adopted in compliance with Delaware law.

38. The Company has treated the New Certificate of Incorporation as valid and treated all acts in reliance on the New Certificate of Incorporation as valid.

39. Third parties, including financing sources, key business partners, acquisition transaction counterparties, stockholders, employees and directors, have relied on the validity of the New Certificate of Incorporation and treated all acts in reliance on the New Certificate of Incorporation as valid.

40. On information and belief, no persons would be harmed by the validation of the New Certificate of Incorporation and Common Stock Increase Amendment. The results of the Special Meeting and the filing of the New Certificate of Incorporation, including the Common Stock Increase Amendment, were all disclosed publicly, and actions have been taken in reliance thereon.

41. As previously noted, the Company, its prospects and its stockholders may be irreparably and significantly harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A. Validating and declaring effective the New Certificate of Incorporation, including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;

B. Validating and declaring effective all shares of capital stock of the Company issued, and all other corporate actions and transactions taken or effected, in reliance on the validity and effectiveness of the New Certificate of Incorporation, in each case, as of the date and time of the original issuance of such shares, taking of such corporate actions or effectuation of such transactions

C. Granting such other and further relief as this Court deems proper.

/s/ Kevin M. Gallagher
Dated: February 13, 2023	Kevin M. Gallagher (#5337) Nicole M. Henry (#6550) Richards, Layton & Finger, P.A. 920 North King Street Wilmington, Delaware 19801 (302) 651-7700 Attorneys for Petitioner SomaLogic, Inc.